UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2019

NI Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North Fargo, North Dakota
(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 28, 2019, the Company issued a press release announcing the execution of the Purchase Agreement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 7.01 and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 8.01.	Other Items.

On October 28, 2019, NI Holdings, Inc., a North Dakota corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Westminster American, LLC, a Maryland limited liability company (“Seller”), and John Scott, Sr. (“Scott, Sr.”), pursuant to which the Company will, among other things, purchase from Seller all of the issued and outstanding shares of common stock (the “Shares”) of Westminster American Insurance Company, a Maryland corporation (“Westminster”), and a commercial real estate insurance company located in Owings Mills, Maryland, after all of the closing conditions set forth in the Purchase Agreement have been satisfied or waived (the “Closing”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions”. The Company will retain Westminster’s current President and Chief Executive Officer, John Scott, Jr., as the President of Westminster following the Closing pursuant to an employment agreement between John Scott, Jr. and Westminster. Westminster will pay John Scott, Jr. a retention bonus in the aggregate amount of $5,000,000, payable over the five-year period from the date of Closing.

As consideration for the Transactions, the Company will pay Seller $40,000,000 as follows:

•	First, at the Closing, the Company will pay Seller $20,000,000 less Transaction Expenses (as defined in the Purchase Agreement).
•	Second, on each of the first and second anniversaries of the Closing, and on the first business day of the month preceding the third anniversary of the Closing, the Company will pay Seller an amount equal to one-third of $20,000,000.

The Company’s payment obligations will be secured by a Pledge Agreement entered into with Seller, pursuant to which the Company will pledge to Seller the Shares until such time as all payment obligations of the Company to Seller have been satisfied.

The Transactions are expected to close early next year and are subject to customary closing conditions, including regulatory approvals. The Purchase Agreement contains representations, warranties, and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of Seller not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 28, 2019.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: October 28, 2019	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer